EXHIBIT 19.1

WIPRO LIMITED

CONSOLIDATED BALANCE SHEET

		(Rs. In 000s)

		As of June 30,		As of March 31,

	Schedule	2003	2002	2003

SOURCES OF FUNDS
Shareholders’ funds
Share Capital	1	465,133	464,986	465,128
Share application money pending allotment (refer note 11)		—	283	1,222
Reserves and Surplus	2	36,320,382	27,725,834	34,307,985

		36,785,515	28,191,103	34,774,335

Loan Funds
Secured loans	3	150,705	431,506	525,562
Unsecured loans	4	81,958	61,214	65,449
Minority Interest		82,398	30,000	2,229

		315,061	522,720	593,240

Total		37,100,576	28,713,823	35,367,575

APPLICATION OF FUNDS
Fixed Assets
Goodwill (refer note 1)		5,342,683	12,670	5,007,243
Gross block	5	12,816,358	10,021,674	12,853,110
Less : Depreciation		6,150,648	5,132,150	6,330,715

Net Block		12,008,393	4,902,194	11,529,638
Capital work-in-progress and advances		1,256,614	1,319,296	1,011,471

		13,265,007	6,221,490	12,541,109

Investments	6	13,303,516	6,619,512	8,396,102
Deferred tax assets (refer note 7)		481,963	503,923	465,909
Current assets, loans and advances
Inventories	7	1,176,917	896,763	1,010,527
Sundry Debtors	8	8,509,954	6,495,885	8,602,642
Cash and Bank balances	9	2,360,616	5,406,484	4,210,079
Loans and advances	10	5,523,657	8,215,309	7,257,622

		17,571,144	21,014,441	21,080,870

Current liabilities and provisions
Liabilities	11	6,665,648	4,950,755	6,333,268
Provisions	12	856,383	695,547	784,124

		7,522,031	5,646,302	7,117,392

Net Current Assets		10,049,113	15,368,139	13,963,478

Miscellaneous expenditure (to the extent not written off or adjusted)		977	759	977

Total		37,100,576	28,713,823	35,367,575

Significant accounting policies and notes to accounts	19

As per our report attached	For and on behalf of the Board of Directors

For N.M. Raiji & Co.,
Chartered Accountants

J.M Gandhi	Azim Hasham Premji	N Vaghul	Dr. Jagdish N Sheth
Partner	Chairman and Managing Director	Director	Director

	Suresh C. Senapaty	Satish Menon
	Corporate Executive Vice President — Finance	Corporate Vice President – Legal &
Company Secretary

Mumbai, July 18, 2003		Bangalore, July 18, 2003

WIPRO LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

		(Rs. in 000s)

		Three months ended June 30,		Year ended March 31,

	Schedule	2003	2002	2003

INCOME
Gross Sales and Services		12,237,608	9,218,305	43,572,657
Less: Excise Duty		371,087	170,608	707,169

Net Sales and Services		11,866,521	9,047,697	42,865,488

Other Income	13	274,111	404,577	1,181,962

		12,140,632	9,452,274	44,047,450

EXPENDITURE
Cost of goods sold	14	7,690,931	5,831,548	27,438,729
Selling, general and administrative expenses	15	2,093,687	1,415,509	6,442,577
Interest	16	5,776	8,378	30,245

		9,790,394	7,255,435	33,911,551

PROFIT BEFORE TAXATION:
Continuing Operations		2,350,238	2,329,408	10,317,484
Discontinuing Operations		—	(132,569)	(181,585)

Total		2,350,238	2,196,839	10,135,899

PROVISION FOR TAXATION: (refer note 8)
Continuing Operations		231,902	290,881	1,342,752
Discontinuing Operations		—	(48,719)	(66,733)

Total		231,902	242,162	1,276,019

PROFIT FOR THE PERIOD BEFORE EXTRAORDINARY ITEMS:
Continuing Operations		2,118,336	2,038,527	8,974,732
Discontinuing Operations		—	(83,850)	(114,852)

Total		2,118,336	1,954,677	8,859,880

Loss on discontinuance of ISP business	18	—	(408,319)	(352,195)
Tax benefit on above		—	103,500	89,503

Net loss on discontinuance of ISP business		—	(304,819)	(262,692)

PROFIT FOR THE PERIOD BEFORE MINORITY INTEREST / EQUITY IN EARNINGS OF AFFILIATES:		2,118,336	1,649,858	8,597,188
Minority Interest		(3,652)	(2,458)	(36,908)
Equity in earnings / (losses) of affiliates		(53,941)	(206,000)	(355,260)

PROFIT FOR THE PERIOD		2,060,743	1,441,400	8,205,020

Appropriations
Proposed Dividend on equity shares		—	—	232,564
Tax on distribution of Dividend		—	—	29,797

Transfer to balance sheet		2,060,743	1,441,400	7,942,659

Earnings per share (in Rs.)
Basic
On profit for the period from continuing operations		9.16	8.82	38.83
On losses of discontinued ISP business		—	(0.36)	(0.50)
On extraordinary items		—	(1.32)	(1.14)
On equity in earnings of affiliates / minority interest		(0.25)	(0.90)	(1.70)
On profit for the period		8.91	6.24	35.49
Diluted
On profit for the period from continuing operations		9.16	8.80	38.75
On losses of discontinued ISP business		—	(0.36)	(0.50)
On extraordinary items		—	(1.32)	(1.13)
On equity in earnings of affiliates / minority interest		(0.25)	(0.90)	(1.69)
On profit for the period		8.91	6.22	35.43
Number of shares
Basic		231,262,872	231,161,319	231,204,325
Diluted		231,262,872	231,678,987	231,572,448
Significant accounting policies and notes to accounts	19

As per our report attached	For and on behalf of the Board of Directors

For N.M. Raiji & Co.,
Chartered Accountants

J.M Gandhi	Azim Hasham Premji	N Vaghul	Dr. Jagdish N Sheth
Partner	Chairman and Managing Director	Director	Director

	Suresh C. Senapaty	Satish Menon
	Corporate Executive Vice President — Finance	Corporate Vice President – Legal & Company Secretary

Mumbai, July 18, 2003		Bangalore, July 18, 2003

WIPRO LIMITED

	(Rs. In 000s, except share numbers)

	As of June 30,		As of March 31,

	2003	2002	2003

SCHEDULE 1 SHARE CAPITAL
Authorised
375,000,000 (2003: 375,000,000; 2002: 375,000,000) Equity shares of Rs 2 each	750,000	750,000	750,000
2,500,000 (2003: 2,500,000; 2002: 2,500,000) 10.25 % Redeemable Cumulative Preference Shares of Rs 100 each	250,000	250,000	250,000

	1,000,000	1,000,000	1,000,000

Issued, subscribed and paid-up
232,566,482 (2003: 232,563,992; 2002: 232,465,689) equity shares of Rs 2 each	465,133	464,986	465,128

	465,133	464,986	465,128

Notes:

1.	Of the above equity shares:

i)	226,905,825 equity shares (2003: 226,905,825; 2002: 226,905,825), have been allotted as fully paid bonus shares by capitalization of Share Premium of Rs. 32,639 and General Reserves of Rs 421,173.

ii)	1,325,525 equity shares (2003: 1,325,525; 2002: 1,325,525) have been allotted as fully paid-up, pursuant to a scheme of amalgamation, without payment being received in cash.

iii)	3,162,500 shares representing 3,162,500 American Depository Receipts issued during 2000-2001 pursuant to American Depository offering by the Company.

iv)	247,632 (2003: 245,142; 2002: 174,093) equity share issued pursuant to Employee Stock Option Plan.

SCHEDULE 2 RESERVES AND SURPLUS

	As of	Additions		Deductions	As of
	April				June,
	1, 2003				30, 2003

Capital Reserves	9,500			—	9,500
	9,500	—		—	9,500
	9,500	—		—	9,500

Capital Redemption Reserve	250,038	—		—	250,038
	250,038				250,038
	250,038	—		—	250,038

Share Premium	6,492,847	2,699	(a)	—	6,495,546
	6,386,235	29,553			6,415,788
	6,386,235	106,612		—	6,492,847

Translation Reserve	(568)	(46,644	)(b)	—	(47,212)
	—	—		—	—
	—	(568)		—	(568)

Deferred Stock Compensation	4,401	—		4,401	—
	—	—		—	—
	—	4,401		—	4,401

Profit & Loss account		2,060,743			2,060,743
		1,441,400			1,441,400

General Reserve	27,551,767	—		—	27,551,767
	18,814,390	794,718			19,609,108
	18,814,390	8,737,377	(c)	—	27,551,767

	34,307,985	2,016,798		4,401	36,320,382
	25,460,163	2,265,671		—	27,725,834
	25,460,163	8,847,822		—	34,307,985

Corresponding figures for 2003 and 2002 are given below current year’s figures

a)	Rs. 2,699 (2003: 106,612; 2002: 29,553) pursuant to issue of shares under Employee Stock Option Plan.

b)	Translation reserves arising on account of translation of foreign subsidiaries with non-integral operation.

c)	Additions to General Reserves includes:

	June 30, 2003	June 30, 2002	March 31, 2003

Transfer from profit and loss account	—	—	7,942,659
Equity in earnings of affiliates as of March 31, 2002:
Wipro GE medicals systems Ltd.	—	771,849	771,849
WeP Peripherals Ltd.	—	22,869	22,869

Total	—	794,718	8,737,377

WIPRO LIMITED

		(Rs. In 000s)

		As of June 30,		As of March 31,
	Note
SCHEDULE 3 SECURED LOANS	Reference	2003	2002	2003

From Banks
Cash credit facility	a	120,830	381,631	495,687
From Financial Institutions
Asset Credit Scheme	b	28,200	48,200	28,200
Development loan from Government of Karnataka	c	1,675	1,675	1,675

		150,705	431,506	525,562

Notes:

a.	Secured by hypothecation of stock-in trade, book debts, stores and spares and secured/to be secured by a second mortgage over certain immovable properties.

b.	Secured by hypothecation of specific machinery / assets.

c.	Secured by a pari-passu second mortgage over immovable properties at Mysore and hypothecation of movable properties other than inventories, book debts and specific equipments referred to in Note a above.

	As of June 30,		As of March 31,

SCHEDULE 4 UNSECURED LOANS	2003	2002	2003

Interest free loan from Government	80,708	59,964	64,199
Loans from state financial institutions	1,250	1,250	1,250

	81,958	61,214	65,449

WIPRO LIMITED

(Rs. In 000s)

SCHEDULE 5 FIXED ASSETS

Particulars	GROSS BLOCK				PROVISION FOR DEPRECIATION

	As of	Additions	Deductions /	As of	As of	Depreciation for	Deductions /	As of
	April 1, 2003		adjustments	June 30, 2003	April 1, 2003	the period	adjustments	June 30, 2003

Land	744,874	—	—	744,874	9,047	884	—	9,931
Buildings	2,123,840	17,995	—	2,141,835	173,707	19,125	—	192,832
Railway siding	12	—	—	12	12	—	—	12
Plant and Machinery	7,834,170	420,767	606,969	7,647,968	5,055,817	291,851	554,422	4,793,246
Furniture fixture and equipment	1,571,088	42,937	34,550	1,579,475	820,979	60,687	30,282	851,384
Vehicles	566,714	48,595	11,161	604,148	259,616	29,615	5,332	283,899
Technical Know-how	10,378	33,943	—	44,321	10,378	1,697	(4,520)	16,595
Patents and trademark	2,034	51,691	—	53,725	1,159	1,590	—	2,749

Total	12,853,110	615,928	652,680	12,816,358	6,330,715	405,449	585,516	6,150,648

[Additional columns below]

[Continued from above table, first column(s) repeated]

Particulars	NET BLOCK

	As of	As of
	June 30, 2003	March 31, 2003

Land	734,943	735,827
Buildings	1,949,003	1,950,133
Railway siding	—	-
Plant and Machinery	2,854,722	2,778,353
Furniture fixture and equipment	728,091	750,190
Vehicles	320,249	307,098
Technical Know-how	27,726	-
Patents and trademark	50,976	875

Total	6,665,710	6,522,395

a.	Land includes leasehold land Rs 9,978 (2003: 9,978; 2002: 9,978)

b.	Buildings:

i)	Includes shares worth Rs 2 (2003:2; 2002: Rs.2)

ii)	Includes leasehold land / property Rs 4,241 (2003: 4,241; 2002: Rs. 4,241)

iii)	Is net of depreciation during construction period.

WIPRO LIMITED

SCHEDULE 6 INVESTMENTS

( Rs. In 000s except share numbers and face value)				As of June 30,		As of March 31,

All shares are fully paid up unless otherwise stated	Number	Face value		2003	2002	2003

Investments — Long Term (at cost)
Investment in Affiliates
Wipro GE Medical Systems Ltd #				346,267	568,159	400,599
WeP Peripherals Ltd				133,850	115,160	133,460

				480,117	683,319	534,059

Investments in equity shares of other companies
Quoted
Trade Investments
Dynamatic Technologies Ltd	3732	Rs 10		66	66	66
Rasoi Ltd	112	Rs 10		2	2	2
Mannesmann Rexorth (India) Ltd	50	Rs 10		1	1	1
Oswal Agro Mills Ltd	80	Rs 10		3	3	3
DCM Ltd (sold during the year)	31	Rs 10		—	1	—
DCM Shriram Industries Ltd	55	Rs 10		2	2	2
DCM Shriram Consolidated Ltd (sold during the year)	41	Rs 10		—	2	2
Shriram Industrial Enterprises Ltd	74	Rs 10		1	1	1
Zensar Technologies Ltd.	75	Rs 10		—	2	—
The National Radio and Electronics Co. Ltd.	100	Rs 10		—	2	—
Hindustan Lever Ltd. (sold during the year)	6,240	Rs 10		—	17	17
Hindustan Motors Ltd. (sold during the year)	200	Rs 10		—	4	4
Tata Engineering and Locomotive Co. Ltd.	80	Rs 10		2	2	2
Ashok Leyland Ltd.	50	Rs 10		—	1	—
Ambalal Sarabhai Enterprises Ltd.	42	Rs 10		1	1	1
Nestle India Ltd.	300	Rs 10		—	4	—
Surya Roshni Ltd.	87	Rs 10		—	4	—
Cadbury India Ltd.	80	Rs 10		—	10	—
Hindustan Dor Oliver Ltd.	50	Rs 10		—	5	—
KSB Pumps Ltd. (Sold during the year)	50	Rs 10		—	11	11
Britannia Industries Ltd. (sold during the year)	150	Rs 10		—	24	24
Exide Industries Ltd. (sold during the year)	200	Rs 10		—	15	15
Amrit Banaspati Co. Ltd.	100	Rs 10		8	8	8
Procter & Gamble India Ltd. (sold during the year)	50	Rs 10		—	13	13
Crompton Greaves Ltd.	50	Rs 10		7	7	7
Phillips (India) Ltd.	100	Rs 10		13	13	13
Velvette International Pharma Products Ltd.	100	Rs 10		2	2	2
International Best Foods Ltd.	240	Rs 10		12	12	12
Dynamatic Technologies Ltd	100	Rs 10		1	1	1
HDFC Bank Ltd	100	Rs 10		1	1	1

				121	237	208

- Unquoted
Wipro GE Medical Systems Ltd. #	4,900,000	Rs 10		—	—	—
Wipro Fluid Power Ltd	1,863,520	Rs.	10	—	—	—
Spectramind eServices Pvt. Ltd.	6,221,741	Rs 10		—	192,399	—
WeP Peripherals Limited	5,460,000	Rs 10		—	—	—
All Seasons Foods Ltd.	100	Rs.	10	2	2	2
Sylantro	1,00,000	US$0.1		465	489	475

				467	192,890	477

Investments in preference shares / debentures of other Companies
Unquoted
Convertible preference shares in Wipro Fluid Power Ltd.	543,300	Rs.	100	—	—	—
12.5% unsecured convertible debentures of WeP Peripherals Ltd.	4,00,000	Rs.	100	—	—	—
Convertible preference shares in Spectramind eServices pvt. Ltd.	28,760,140	Rs.	10	—	287,601	—

				—	287,601	—

Other Investments (unquoted)
Redeemable floating rate bonds of State Bank of India	2,500	Rs 1,000		—	2,500	—
Indira Vikas Patra				47,952	47,952	47,952
National Saving Certificates (held in custody by Andhra Pradesh Govt.)				6	—	6
Bonds of GE Capital Services India				—	—	—

				47,958	50,452	47,958

Investments – short term:
in money market mutual funds
Alliance Capital Mutual Fund				—	367,392	—
Pioneer ITI Mutual Fund				—	495,537	741,000
Prudential ICICI Mutual Fund (39,604,622 units redeemed during the year)	198,667,281			2,223,455	1,086,532	1,458,900
HDFC Mutual Fund (3,957,972 units redeemed during the year)	185,601,076			2,079,990	759,270	1,424,000
Standard Chartered Mutual Fund (48,824,167 units redeemed during the year)	140,955,699			1,461,761	345,522	1,007,400
Reliance Mutual Fund	96,372,725			1,008,708	550,160	626,100
Zurich India Mutual Fund	64,440,499			677,970	1,018,532	515,900
Franklin Templeton India Mutual Fund (24,993,002 units redeemed during the year)	12,464,924			1,249,615	—	252,800
Cholamandalam Mutual Fund	—			—	88,660	—
Kotak Mutual Fund	94,680,425			951,848	333,169	541,500
J M Mutual Fund	57,093,395			571,501	—	361,300
DSP Merrill Lynch Mutual Fund	25,685,489			257,207	—	182,500
SBI Insta Cash	19,416,429			204,198		63,000
Birla Mutual Fund	104,733,081			1,110,395	360,239	639,000
IL & FS Mutual Fund	24,509,201			245,092
H S B C Mutual Fund	46,520,862			473,892
Deutsche Mutual Fund	14,455,960			146,449
ING Mutual Fund	10,480,610			112,772

				12,774,853	5,405,013	7,813,400

Total				13,303,516	6,619,512	8,396,102

Notes :

# Equity investments in this company carry certain restrictions on transfer of shares that are normally provided for in joint venture / venture funding Agreement.

WIPRO LIMITED

	(Rs. In 000s)
	As of June 30,		As of March 31,

	2003	2002	2003

SCHEDULE 7 INVENTORIES
Stores and Spares	32,618	37,197	25,952
Raw Materials	420,739	366,784	398,216
Stock-in-process	137,412	112,745	119,028
Finished goods	586,148	380,037	467,331

	1,176,917	896,763	1,010,527

Basis of stock valuation:
Raw materials, stock-in-process and stores and spares at or below cost.
Finished products at cost or net realisable value, whichever is lower.

SCHEDULE 8 SUNDRY DEBTORS
(Unsecured)
Over Six Months
Considered good	737,857	491,235	694,372
Considered doubtful	766,163	546,938	643,921

	1,504,020	1,038,173	1,338,293

Others
Considered good	7,772,097	6,004,650	7,908,270
Considered doubtful	—	—	17,648

	7,772,097	6,004,650	7,925,918

Less: Provision for doubtful debts	766,163	546,938	661,569

	8,509,954	6,495,885	8,602,642

SCHEDULE 9 CASH AND BANK BALANCES
Cash and cheques on hand	178,321	152,897	498,387
Balances with scheduled banks
On Current account	588,398	493,226	169,506
In Deposit account	110,270	2,145,695	1,468,034
Balances with other banks in current account
Midland Bank, U K	170,976	12,809	428,915
Wells Fargo, U S A	1,198,975	188,069	1,575,159
Nations Bank	—	—	—
Deutsche Bank	—	244,356	—
Societe General	—	244,350	—
Bank of America	86,600	47,626	44,068
Standard Chartered Bank	925	4,553	312
Shanghai C&S Bank	—	1,952	1,181
Danske Bank		488,700
National City Bank		451,950
Barclays Bank		390,967
Canadian Imperial		244,362
Dresdner Bank		244,356
Bank of Tokyo		50,593
South trust Bank			2,800
Hongkong & Shanghai Bank	8,892		13,462
Bank of Tokyo	17,236		8,230
Great Western Bank	23	23	25

	2,360,616	5,406,484	4,210,079

Maximum balances during the year
Midland Bank, U K			780,682
Wells Fargo, U S A			2,396,512
Nations Bank			97,627
Deutsche Bank			487,942
Societe General			460,378
Bank of America			97,397
Standard Chartered Bank			5,276
Shanghai C&S Bank			3,655
South trust Bank			2,800
Hongkong & Shanghai Bank			13,462
Bank of Tokyo			8,230
First Chicago			979
Citibank			1,949
FCC National Bank			976
Chase Manhattan			1,025
Great Western Bank			25

WIPRO LIMITED

	(Rs. In 000s)

	As of June 30,		As of March 31,

	2003	2002	2003

SCHEDULE 10 LOANS AND ADVANCES
(Unsecured, considered good unless otherwise stated)

Advances recoverable in cash or in kind or for value to be received
Considered good	2,014,506	1,070,142	1,726,893
Considered doubtful	74,918	73,295	72,694

	2,089,424	1,143,437	1,799,587

Less: Provision for doubtful advances	74,918	73,295	72,694

	2,014,506	1,070,142	1,726,893

Certificate of deposits with foreign banks	—	4,195,295	2,463,056
Inter Corporate Deposits:
GE Capital Services India	45,476	884,841	258,803
Citicorp Financial services Limited	30,500	—	27,000

	75,976	884,841	285,803

Other Deposits (refer note a)	658,593	562,095	637,206
Advance income-tax (net of provision)	689,919	183,567	747,021
Balances with excise and customs	20,726	24,745	16,699
Unbilled Services	2,063,937	1,294,624	1,380,944

	5,523,657	8,215,309	7,257,622

Note:

a)	Other Deposits include Rs 25,000 (2002: Rs. 25,000) security deposits for premises with a firm in which a director is Interested

SCHEDULE 11 LIABILITIES
Sundry Creditors	1,802,351	1,707,736	2,295,755
Unclaimed dividends	1,588	1,588	1,588
Advances from customers	821,254	808,641	755,942
Other liabilities	3,772,639	2,432,508	2,919,905
Unbilled Services	267,663	—	359,902
Interest accrued but not due on loans	153	282	176

	6,665,648	4,950,755	6,333,268

SCHEDULE 12 PROVISIONS
Employee retirement benefits	594,022	453,281	521,763
Proposed dividend	232,564	232,466	232,564
Tax on proposed dividend	29,797	—	29,797
Other Provision	—	9,800	—

	856,383	695,547	784,124

	Three months ended June 30,		Year ended March 31,

SCHEDULE 13 OTHER INCOME	2003	2002	2003

Dividend from mutual funds	174,548	20,545	26,560
Interest on debt instruments	9,221	114,429	172,603
Interest on Income tax refund	—	—	54,120
Rental Income	9,550	4,452	25,266
Profit on Sale of Investments	(31,532)	15,507	410,360
Profit on disposal of fixed assets	904	1,118	7,243
Difference in exchange	78,840	194,137	297,085
Brand fees	13,254	13,254	53,016
Royalty	—	5,000	19,000
Provision no longer required written back	55	14,180	69,687
Miscellaneous Income	19,271	21,955	47,022

	274,111	404,577	1,181,962

Notes: Tax deducted at source Rs.7, 364 (2003: 119,430; 2002: Rs. 25,659)

WIPRO LIMITED

	(Rs. In 000s)

	Three months ended June 30,		Year ended March 31,

	2003	2002	2003

SCHEDULE 14 COST OF GOODS SOLD
Raw materials, Finished and Process Stocks (refer — schedule 17)	1,482,971	1,850,120	7,767,033
Stores & Spares	46,059	43,739	172,383
Power and Fuel	111,106	83,583	336,840
Salaries, wages and bonus	1,688,323	981,791	5,288,348
Contribution to provident and other funds	62,247	37,986	191,756
Gratuity and pension	61,540	39,131	173,594
Workmen and Staff welfare	60,998	30,790	148,538
Insurance	7,600	5,173	25,423
Repairs to factory buildings	1,766	1,309	11,986
Repairs to Plant & Machinery	75,138	80,899	421,170
Rent	69,002	42,676	217,650
Rates & Taxes	2,306	11,491	30,746
Packing	14,698	15,660	82,661
Travelling and allowances	2,701,557	1,865,840	8,472,040
Depreciation	322,570	222,180	1,180,833
Technical fees	44,002	106,094	207,290
Miscellaneous	986,164	442,326	2,866,433
Less: Capitalized	(47,116)	(29,240)	(155,995)

	7,690,931	5,831,548	27,438,729

SCHEDULE 15 SELLING GENERAL AND ADMINISTRATIVE EXPENSES
Salaries, wages and bonus	370,195	228,649	1,294,086
Contribution to provident and other funds	13,914	8,233	38,629
Gratuity and pension	13,046	12,512	38,876
Workmen and Staff welfare	32,693	25,386	146,407
Insurance	1,331	1,832	10,385
Repairs to buildings	2,697	2,567	3,943
Rent	24,674	31,984	128,248
Rates and taxes	8,778	18,016	66,624
Carriage and freight	30,678	31,022	116,466
Commission on sales	16,731	14,678	67,756
Auditors’ remuneration and expenses
Audit fees	1,625	923	6,567
For certification including tax audit	7	—	1,410
Reimbursement of expenses	142	59	505
Advertisement and sales promotion	164,181	97,005	405,804
Loss on sale of fixed assets	5,791	1,264	6,470
Directors’ fees	42	18	128
Depreciation	82,880	107,414	391,417
Travelling and allowances	822,828	514,659	2,554,828
Communication	29,885	79,679	221,399
Provision/write off of bad debts	106,047	82,357	180,046
Miscellaneous	365,522	157,252	762,583

	2,093,687	1,415,509	6,442,577

WIPRO LIMITED

	(Rs. In 000s)

	Three months ended June 30,		Year ended March 31,

	2003	2002	2003

SCHEDULE 16 INTEREST
On fixed loans	921	1,712	6,022
Other	4,855	6,666	24,223

	5,776	8,378	30,245

SCHEDULE 17 RAW MATERIALS, FINISHED AND PROCESS STOCKS
Consumption of raw materials and bought out components
Opening stocks	398,216	439,930	439,930
Add: Purchases	962,804	953,577	4,688,657
Less: Transfer on sale of undertaking	—	—	—
Less: Closing stocks	420,739	366,784	398,216

	940,281	1,026,723	4,730,371

Purchase of finished products for sale	679,891	866,022	3,172,864

(Increase)/decrease in finished and process stocks
Opening stock : In process	119,028	84,722	84,722
: Finished products	467,331	365,435	365,435
Less: Closing stocks : In process	137,412	112,745	119,028
: Finished products	586,148	380,037	467,331

	(137,201)	(42,625)	(136,202)

	1,482,971	1,850,120	7,767,033

SCHEDULE 18 NON — RECURRING / EXTRAORDINARY ITEMS
Loss of discontinued ISP business	—	408,319	352,195

	—	408,319	352,195

WIPRO LIMITED

SCHEDULE –19 SIGNIFICANT ACCOUNTING POLICIES

Accounting convention
 The preparation of consolidated financial statements in conformity with Indian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Basis of preparation of financial statements -

The accompanying consolidated financial statements have been prepared in accordance with Accounting Standard 21 – Consolidated Financial Statements.

Principles of consolidation -

The consolidated financial statements include the financial statements of Wipro and all of its subsidiaries, which are more than 50% owned and controlled and its affiliates where the Company holds more than 20% control. All material inter-company accounts and transactions are eliminated on consolidation. The company accounts for investments by the equity method where its investment in the voting stock gives it the ability to exercise significant influence over the investee.

Revenue recognition

•	Sales include applicable sales tax unless separately charged, export incentives, and are net of discounts.

•	Sales are recognized on despatch, except in the following cases:

•	Consignment sales are recognized on receipt of statement of account from the agent

•	Sales, which are subject to detailed acceptance tests, revenue is reckoned based on milestones for billing, as provided in the contracts

•	Revenue from software development services includes revenue from time and material and fixed price contracts. Revenue from time and material contracts are recognized as related services are performed. With reference to fixed price contracts revenue is recognized in accordance with percentage of completion method of accounting

•	Export incentives are accounted on accrual basis and include estimated realizable values/benefits from special import licenses and Advance licenses.

•	Agency commission is accrued on shipment of consignment by principal.

•	Maintenance revenue is considered on acceptance of the contract and is accrued over the period of the contract.

•	Other income is recognized on accrual basis.

Fixed Assets and Depreciation
 Fixed assets are stated at historical cost less depreciation.

Interest on borrowed money allocated to and utilized for fixed assets, pertaining to the period up to the date of capitalization is capitalized. Assets acquired on hire purchase are capitalized at the gross value and interest thereon is charged to Profit and Loss account. Renewals and replacement are either capitalized or charged to revenue as appropriate, depending upon their nature and long-term utility.

In respect of leased assets, lease rentals payable during the year is charged to Profit and Loss account.

Depreciation is provided on straight line method at rates specified in Schedule XIV to the Companies Act, 1956, except on computers, furniture and fixture, office equipment, electrical installations (other than those at factories) and vehicles for which commercial rates are applied. In Wipro Inc, Enthink Inc and Wipro Japan KK depreciation is provided on Written Down Value method.

Intangible Assets
 Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized over their estimated useful life ranging between 5 years to 20 years.

Investments
 Long term Investments are stated at cost and short term investments are valued at lower of cost and net realizable value. Diminution in value is provided for where the management is of the opinion that the diminution is of permanent nature.

Inventories
 Finished goods are valued at cost or net realizable value, whichever is lower. Other inventories are valued at cost less provision for obsolescence. Indigenously developed software products are valued at cost, which reflects their remaining economic life. Small value tools and consumables are charged to consumption on purchase. Cost is computed on weighted average basis.

Provision for retirement benefits
 For employees covered under group gratuity scheme of LIC, gratuity charged to Profit and Loss account is on the basis of premium demanded by LIC. Provision for gratuity (for certain category of employees) and leave benefit for employees is determined as per actuarial valuation at the year end. Defined contributions for provident fund and pension are charged to the Profit and Loss account based on contributions made in terms of applicable schemes, after netting off the amounts rendered surplus on account of employees separated from the Company.

WIPRO LIMITED

Deferred Tax
 Tax expenses charged to Profit and Loss account is after considering deferred tax impact for the timing difference between accounting income and tax income. Deferred tax assets are recognized when there is a reasonable certainty that they will be realized. Deferred tax asset relating to unabsorbed business losses are recognized when there is a virtual certainty that there will be sufficient taxable profits to utilize them.

Foreign currency transactions
 Foreign currency transactions are recorded at the spot rate at the beginning of the concerned month. Year end balances of foreign currency assets and liabilities are restated at the closing rate/forward contract rate, as applicable. Resultant differences in respect of liabilities relating to acquisition of fixed assets are capitalized. Other differences on restatement or payment are adjusted to revenue account.

Forward premium in respect of forward exchange contracts are recognized over the life of the contract, except that premium relating to foreign currency loans for the acquisition of fixed assets are capitalized

In respect of non-integral operations assets and liabilities are translated at the exchange rate prevailing at the date of the balance sheet. The items in the profit & loss account are translated at the average exchange rate during the period. The differences arising out of the translation are included in translation reserve.

Research and Development
 Revenue expenditure on research and development is charged to Profit and Loss account and capital expenditure is shown as addition to fixed assets.

NOTES TO ACCOUNTS

1.	Goodwill arising on consolidation of subsidiaries and affiliates is not being amortized. Goodwill in the balance sheet represents goodwill arising on consolidation of the following:

(Rs. In 000s)
Wipro Fluid Power Limited	18,271
Spectramind e Services Private Limited	3,748,350
Wipro Healthcare IT Limited	175,012
Global energy practice of AMS Inc.	1,008,362
Nervewire	392,688

5,342,683

2.	In May 2003, the company acquired Nervewire Inc. a Massachusetts based business and IT consulting company serving customers in the financial services sector, for a consideration of Rs. 791,038. In addition to that, at the time of acquisition the Company has decided to restructure certain lease agreement entered into by Nervewire and in the process has made a provision for the estimated liability of Rs. 86,953. The amount of this liability is also considered in cost of acquisition.

3.	In April 2003, the company acquired Glucovita brand from Hindustan Lever Limited at a cost of Rs. 26,690, and also paid further Rs. 25,000 for non-compete agreement. Based on the performance of various other established brands in the market of similar products, the company estimates that the useful life of the brand is 20 years and the cost of the brand is accordingly amortized over 20 years. Payment for non-compete agreement is amortized over the period of agreement.

4.	Company has a 49% equity interest in Wipro GE Medical Systems Limited (WGE), a joint venture with General Electric, USA. The joint venture agreement provides specific rights to the joint venture partners. The rights conferred to Wipro are primarily protective in nature, and not participatory rights. Considering this aspect, the operation of Wipro GE has not been considered as a joint venture and the equity investment of the company in Wipro GE is accounted for by the equity method as per the requirement of AS 23 “ Accounting for investment in associates in consolidated financial statements “.

Investments in WeP Peripherals limited have been accounted for by equity method.

5.	In June 2003, Wipro Spectramind e Services Limited allotted 3,325,490 shares to its employees on the exercise of their right under employee stock options. On account of this, the ownership of Wipro Spectramind by the company stand reduced to 94.5% from earlier 100%. As the exercise price paid was higher than their proportionate share in the net assets of Wipro Spectramind, the excess of Rs. 27,343 has been adjusted from the Goodwill on consolidation.

6.	The company has re-estimated the economic life of moulds and dies to a lesser period and consequent to that with effect from 1st April 2003 moulds and dies are being depreciated at 25% instead of 11.31% followed hitherto. On account of the change in depreciation rate profit for the quarter is lower by Rs. 1,600.

7.	Deferred tax expense for the current year is Rs. 3,899(2003: 28,597). The breakup of net deferred tax asset is given below:

	(Rs. In 000s)

	June 30, 2003	June 30, 2002	March 31, 2003

Deferred tax assets:
Allowance for doubtful debts	95,835	81,037	87,070
Property plant and equipment	88,429	89,362	74,272
Employee stock incentive plan	38,902	61,695	38,902
Accrued expenses	87,415	43,877	103,133
Business losses carried forward	171,382	174,521	162,532
Diminution in investments	—	53,431	—

	481,963	503,923	465,909

WIPRO LIMITED

8.	Provision for taxation comprises of following:

(i) Rs. 114,014 (2003: 556,117; 2002: Rs. 110,234) in respect of foreign taxes, net of deferred tax benefit of Rs. 23,947 (2003: 29,050; 2002: Rs. Nil) and write back of provision of Rs. Nil (2003: 27,643; 2002: Nil) in respect of earlier year

(ii) Rs. 117,888 (2003: 627,899; 2002: 27,678) in respect of Indian Income Tax, net of tax benefit from discontinued business of Rs. Nil(2003:156,236; 2002: 152,219) and write back of earlier years tax of Rs. 19,295 (2003: 200,850; 2002: Rs. Nil). It includes current years deferred tax expenses of Rs. 11,700 (2003: 101,443; 2002: Rs. 82,120) and earlier years deferred tax expenses of Rs. 16,145 (2003: Rs.Nil; 2002: Rs. Nil).

(iii) Rs.Nil (2003: 2,500; 2002: Rs. 750) in respect of Wealth Tax.

9.	The details of subsidiaries and affiliates are as follows -

a)	Name of the subsidiary	Country of Incorporation	% Holding
	Wipro Fluid Power Limited	India	98%
	Wipro Inc	USA	100%
	Enthink Inc	USA	—*
	Wipro Japan KK	Japan	100%
	Wipro Prosper Limited	India	100%
	Wipro Trademarks holding Limited	India	100%
	Wipro Travel services Limited	India	100%
	Wipro Healthcare IT Limited	India	100%
	Wipro Spectramind eServices Limited	India	95%
	Wipro Technology Inc.	USA	—*
	Wipro Holdings Mauritius Limited	Mauritius	100%
	Wipro Holdings UK Limited	UK	—#
	Wipro Technology UK Limited	UK	—@
	Wipro Nervewire Inc	USA	100%
b)	Wipro Equity Reward Trust	India	Fully controlled trust
c)	Name of the affiliate
	Wipro GE Medical Systems Limited	India	49%
	WeP Peripherals Limited	India	38.15%

* Fully owned by Wipro Inc. # Fully owned by Wipro Holdings Mauritius Limited @Fully owned by Wipro Holdings UK Limited

10.	Diluted EPS is calculated based on treasury stock method for ESOP outstanding.

11.	Amount received from employees on exercise of stock option, pending allotment of shares is shown as share application money pending allotment.

12.	In the earnings release made by the Company on July 19, 2002 announcing the results of operations for the three months ended June 30, 2002, the Company had recorded its share in the losses of Wipro GE based on information provided by Wipro GE. Subsequently, the Company received revised information from Wipro GE where the losses were higher than the results previously reported by Rs. 379,592. The Company recorded it’s share of losses of Rs. 186,000 and made a public announcement of the revised results. The figures for the three months ended June 30, 2002 is after considering the revised results of Wipro GE.

13.	Corresponding figures for previous periods presented have been regrouped, where necessary, to confirm to this period classification. Current period figures are not comparable with the previous period figures on account of acquisition of various business / subsidiaries in last one year i.e., Wipro Spectramind services Limited (BPO business) with effect from July 2002; AMS Global energy business with effect from November 2002 and Nerve wire (IT consulting business) with effect from May 2003.

WIPRO LIMITED

CASH FLOW STATEMENT

	(Rs. In 000s)
	Three months ended June 30,		Year ended March 31,

	2003	2002	2003

Cash flows from operating activities:
Profit before tax from continuing operations	2,350,238	2,329,408	10,317,484
Adjustments to reconcile Net profit before tax and non recurring items to net cash provided by operating activities:
Depreciation and amortization	405,450	282,035	1,568,487
Foreign currency translation gains	(78,840)	(194,137)	(297,085)
Retirement benefits provision	72,259	32,590	112,773
Others		71,768
Interest on borrowings	5,776	8,378	30,245
Dividend / interest	(152,237)	(150,481)	(633,398)
Loss / (Gain) on sale of property, plant and equipment	4,887	(1,118)	6,470
Operating cash flow before changes in working capital	2,607,533	2,378,443	11,104,976
Trade and other receivable	(373,356)	(230,917)	(1,919,285)
Loans and advances	(206,188)	(117,686)	(729,342)
Inventories (other than stock-in-trade land)	(166,390)	37,836	(75,927)
Trade and other payables	103,561	(377,547)	803,940

Net cash provided by operations	1,965,160	1,690,129	9,184,362
Direct taxes paid	(170,902)	(212,145)	(1,848,699)

Net cash provided by continuing operations	1,794,258	1,477,984	7,335,663

Net cash provided by discontinuing operations	—	25,431	27,284

Net cash provided by operations	1,794,258	1,503,415	7,362,947

Cash flows from investing activities:
Expenditure on property, plant and equipment (including advances)	(834,255)	(395,325)	(2,523,048)
Proceeds from sale of property, plant and equipment	62,367	46,399	103,530
Purchase of investments	(8,102,521)	(5,962,629)	(41,182,961)
Inter Corporate deposits placed / matured	209,827	1,180,250	1,779,288
Certificate of Deposits with foreign banks	2,463,056	1,091,924	2,824,163
Sale / maturities on Investments	3,141,068	4,683,659	37,904,824
Payment for acquisition, net of cash acquired	(465,267)	(120,000)	(5,484,793)
Divided received	143,016	20,545	75,560
Interest received (net)	3,445	129,936	169,918

Net cash used in investing activities	(3,379,264)	674,759	(6,333,519)

Cash flows from financing activities:
Proceeds from exercise of Stock Option Plan grants	1,482	29,607	106,809
Share application money pending allotment	—	(2,116)	(1,177)
Proceeds from issuance of common stock by subsidiary
Dividends paid	99,304	—	(232,466)
Proceeds from issuance / (repayment) of borrowings	(358,348)	168,910	275,576

Net cash provided by/(used in) financing activities	(257,562)	196,401	148,742

Net increase/ (decrease) in cash and cash equivalents during the year	(1,842,568)	2,374,575	1,178,170
Cash and cash equivalents at the beginning of the period	4,210,079	3,031,909	3,031,909
Effect of translation on cash balance	(6,895)

Cash and cash equivalents at the end of the period	2,360,616	5,406,484	4,210,079

Notes:

Figures for previous periods presented, have been regrouped wherever necessary, to confirm to this period classification.

For and on behalf of the Board of Directors

Azim Hasham Premji	N Vaghul	Dr. Jagdish N Sheth
Chairman and Managing Director	Director	Director

Suresh C. Senapaty	Satish Menon
Corporate Executive	Corporate Vice
Vice President — Finance	President – Legal & Company Secretary
Bangalore, July 18, 2003

WIPRO LIMITED

AUDITOR’S CERTIFICATE

We have examined the above cash flow statement of Wipro Limited – consolidated for the period ended June 30, 2003. This statement is based on and in agreement with the corresponding Profit and Loss Account and Balance Sheet of the Company for the period ended June 30, 2003, covered by our report of even dated.

For N M Raiji & Co.,
Chartered Accountants

J M Gandhi
Partner

Mumbai, July 18, 2003.